Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q/A of American Shared Hospital Services for the quarterly period ended September 30, 2025 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ray Stachowiak, the Executive Chairman of the Board and Raymond S. Frech, the Chief Financial Officer of American Shared Hospital Services, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Shared Hospital Services.

January 16, 2026

/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board (principal executive officer)

/s/ Raymond S. Frech
Raymond S. Frech
Chief Financial Officer (principal financial officer)